                                                                    EXHIBIT 28.E


                       Securities and Exchange Commission
                             Washington, D.C., 20549
                                    Form 11-K

               [X] ANNUAL REPORT PURSUANT TO SECTION 15 (d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]

                  For the calendar year ended December 31, 1996


                                       OR


             [ ] TRANSITION REPORT PURSUANT TO SECTION 15 (d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]


        BELL COMMUNICATIONS RESEARCH SAVINGS PLAN FOR SALARIED EMPLOYEES
                              (Full Title of Plan)


                       Bell Communications Research, Inc.
                      445 South Street, Morristown NJ 07960
               (Name of issuer of the securities held pursuant to
           the Plan and the address of its principal executive office)

                                    SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Departmental Benefits Committee of the Bell Communications Research Savings Plan for Salaried Employees, duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       BELL COMMUNICATIONS RESEARCH
                                       SAVINGS PLAN FOR SALARIED
                                       EMPLOYEES

DATE       4-11-98                     s/ Richard Schooley
                                       -----------------------------------------
                                       Richard Schooley
                                       Chairman, Departmental Benefits Committee

                          BELL COMMUNICATIONS RESEARCH
                       SAVINGS PLAN FOR SALARIED EMPLOYEES

                          INDEX TO FINANCIAL STATEMENTS
                           AND SUPPLEMENTAL SCHEDULES
                                   ----------


                                                                                         Pages
                                                                                         -----
REPORT OF INDEPENDENT ACCOUNTANTS                                                          F-2

FINANCIAL STATEMENTS:
     Statements of Net Assets Available for
         Benefits, with Fund Information
          as of December 31, 1997 and 1996                                           F-3 - F-4

     Statement of Changes in Net Assets Available
         for Benefits, with Fund Information
         for the years ended December 31, 1997 and 1996                              F-5 - F-6

NOTES TO FINANCIAL STATEMENTS                                                       F-7 - F-11

SUPPLEMENTAL SCHEDULES:
     Schedule I: Item 27a - Schedule of Assets Held for Investment Purposes
     as of December 31, 1997                                                       F-12 - F-14

     Schedule II:  Item 27b - Schedule of Loans or Fixed Income Obligations
     as of December 31, 1997                                                              F-15

     Schedule III: Item 27d - Schedule of Reportable Transactions
     for the year ended December 31, 1997                                                 F-16


     Other schedules required by section 2520.103-10 of the Department of Labor Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 have been omitted because they are not applicable.

                        REPORT OF INDEPENDENT ACCOUNTANTS



To the Participants and the Administrative Committee of the Bell Communications Research Savings Plan for Salaried Employees


In our opinion, the accompanying statement of net assets available for benefits and the related statement of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of the Bell Communications Research Savings Plan for Salaried Employees (the
Plan) at December 31, 1997 and the changes in net assets available for benefits for the year then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

The financial statements of the Plan as of and for the year ended December 31, 1996 were audited by other independent accountants whose report dated June 19, 1997 expressed an unqualified opinion on those statements. Their report also contained an explanatory paragraph on supplemental information required by the Employee Retirement Income Security Act of 1974 (ERISA).

Our audit was performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The additional information included in Schedules I through III is presented for purposes of additional analysis and is not a required part of the basic financial statements but is additional information required by ERISA. The fund information in the statement of net assets available for benefits and the statement of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for benefits and the changes in net assets available for benefits of each fund. Schedules I through III and the fund information have been subjected to the auditing procedures applied in the audit of the basic financial statements, and in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



PRICE WATERHOUSE LLP

New York, New York
April 3, 1998

                          BELL COMMUNICATIONS RESEARCH
                       SAVINGS PLAN FOR SALARIED EMPLOYEES
      STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS, WITH FUND INFORMATION
                             AS OF DECEMBER 31, 1997
                             (Thousands of Dollars)



                                                                      Bellcore   Bellcore     Bellcore     Vanguard       Vanguard
                                            SAIC          SAIC        Telephone Diversified   Interest    International    Index
                                           Stock      Exchangeable    Equity    Telephone     Income       Growth       Trust-500
                                          Purchase       Stock         Fund     Portfolio      Fund       Portfolio      Portfolio
                                         ----------    ----------   ----------  ----------  ----------   ----------     ----------
                      ASSETS:
Investments, at fair value:
    Telephone Equity Fund common shares                             $  153,496
    Diversified Telephone Portfolio
           common shares                                                        $   18,332
    SAIC Common Shares                                 $   40,899
    Shares in Registered
           Investment Companies                                                                          $   48,410     $  266,802
    Temporary cash investments           $    1,244         4,385        2,345         250  $    9,973
                                         ----------    ----------   ----------  ----------  ----------   ----------     ----------
                                              1,244        45,284      155,841      18,582       9,973       48,410        266,802
    Investment contracts with insurance
           companies, at contract value                                                        232,236
                                         ----------    ----------   ----------  ----------  ----------   ----------     ----------
        Total investments                     1,244        45,284      155,841      18,582     242,209       48,410        266,802

Receivables:
    Company Contributions                     1,603
    Loans to participants
    Securities                                                 13        1,430         167
    Dividends
    Interest                                      3             9          209          39
                                         ----------    ----------   ----------  ----------  ----------   ----------     ----------

        Total assets                          2,850        45,306      157,480      18,788     242,209       48,410        266,802

                    LIABILITIES:
    Securities payable                                                     690                     799
    Trustee fees payable                                                    21           2          14
                                         ----------    ----------   ----------  ----------  ----------   ----------     ----------

        Total liabilities                                                  711           2         813
                                         ----------    ----------   ----------  ----------  ----------   ----------     ----------

        Net assets available for
          plan benefits                  $    2,850    $   45,306   $  156,769  $   18,786  $  241,396   $   48,410     $  266,802
                                         ==========    ==========   ==========  ==========  ==========   ==========     ==========


                                                                   Vanguard
                                            Vanguard    Vanguard  Total Bond      Vanguard      Vanguard
                                           Explorer    PRIMECAP     Market       Wellington    Windsor II      Loan
                                              Fund        Fund     Portfolio       Fund          Fund         Fund         Total
                                           ----------  ----------  ----------    ----------   ----------   ----------   ----------
                      ASSETS:
Investments, at fair value:
    Telephone Equity Fund common shares                                                                                 $  153,496
    Diversified Telephone Portfolio
           common shares                                                                                                    18,332
    SAIC Common Shares                                                                                                      40,899
    Shares in Registered
           Investment Companies            $   15,252  $   51,583  $   11,854    $   62,721   $  104,619                   561,241
    Temporary cash investments                                                                                              18,197
                                           ----------  ----------  ----------    ----------   ----------   ----------   ----------
                                               15,252      51,583      11,854        62,721      104,619                   792,165
    Investment contracts with insurance
           companies, at contract value                                                                                    232,236
                                           ----------  ----------  ----------    ----------   ----------   ----------   ----------
        Total investments                      15,252      51,583      11,854        62,721      104,619                 1,024,401

Receivables:
    Company Contributions                                                                                                    1,603
    Loans to participants                                                                                  $   10,113       10,113
    Securities                                                                                                               1,610
    Dividends
    Interest                                                                                                                   260
                                           ----------  ----------  ----------    ----------   ----------   ----------   ----------

        Total assets                           15,252      51,583      11,854        62,721      104,619       10,113    1,037,987

                    LIABILITIES:
    Securities payable                                                                                                       1,489
    Trustee fees payable                                                                                                        37
                                           ----------  ----------  ----------    ----------   ----------   ----------   ----------

        Total liabilities                                                                                                    1,526
                                           ----------  ----------  ----------    ----------   ----------   ----------   ----------

        Net assets available for
           plan benefits                   $   15,252  $   51,583  $   11,854    $   62,721   $  104,619   $   10,113   $1,036,461
                                           ==========  ==========  ==========    ==========   ==========   ==========   ==========



   The accompanying notes are an integral part of these finncial statement

                          BELL COMMUNICATIONS RESEARCH
                       SAVINGS PLAN FOR SALARIED EMPLOYEES
      STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS, WITH FUND INFORMATION
                             AS OF DECEMBER 31, 1996
                             (Thousands of Dollars)



                                              Bellcore        Bellcore      Bellcore      Vanguard        Vanguard
                                              Telephone      Diversified    Interest    International      Index         Vanguard
                                               Equity        Telephone       Income        Growth         Trust-500      Explorer
                                                Fund         Portfolio        Fund        Portfolio       Portfolio        Fund
                                              --------       --------       --------       --------       --------       --------
                       ASSETS:
Investments, at fair value:
    Telephone Equity Fund common shares       $155,211
    Diversified Telephone Portfolio
           common shares                                     $ 14,996
    Shares in Registered
           Investment Companies                                                            $ 48,812       $195,885       $  9,658
    Temporary cash investments                   4,395            254       $ 20,951
                                              --------       --------       --------       --------       --------       --------
                                               159,606         15,250         20,951         48,812        195,885          9,658
    Investment contracts with insurance
           companies, at contract value                                      240,001
                                              --------       --------       --------       --------       --------       --------
        Total investments                      159,606         15,250        260,952         48,812        195,885          9,658

Receivables:
    Company Contributions                          245                           452            134            420             46
    Loans to participants
    Securities                                     446            101
    Dividends                                      458             49
    Interest                                        14              1
                                              --------       --------       --------       --------       --------       --------
        Total assets                           160,769         15,401        261,404         48,946        196,305          9,704

                     LIABILITIES:
    Securities payable                             184             40             26
    Trustee fees payable                            20              2             14
                                              --------       --------       --------       --------       --------       --------

        Total liabilities                          204             42             40
                                              --------       --------       --------       --------       --------       --------

        Net assets available for
          plan benefits                       $160,565       $ 15,359       $261,364       $ 48,946       $196,305       $  9,704
                                              ========       ========       ========       ========       ========       ========


                                                               Vanguard
                                               Vanguard       Total Bond      Vanguard       Vanguard
                                               PRIMECAP         Market        Wellington     Windsor II       Loan
                                                 Fund          Portfolio        Fund           Fund           Fund           Total
                                                --------       --------       --------       --------       --------       --------
                       ASSETS:
Investments, at fair value:
    Telephone Equity Fund common shares                                                                                    $155,211
    Diversified Telephone Portfolio
           common shares                                                                                                     14,996
    Shares in Registered
           Investment Companies                 $ 14,218       $  7,504       $ 45,744       $ 71,133                       392,954
    Temporary cash investments                                                                                               25,600
                                                --------       --------       --------       --------       --------       --------
                                                  14,218          7,504         45,744         71,133                       588,761
    Investment contracts with insurance
           companies, at contract value                                                                                     240,001
                                                --------       --------       --------       --------       --------       --------
        Total investments                         14,218          7,504         45,744         71,133                       828,762

Receivables:
    Company Contributions                             96             18            137            218                         1,766
    Loans to participants                                                                                   $ 10,517         10,517
    Securities                                                                                                                  547
    Dividends                                                                                                                   507
    Interest                                                                                                                     15
                                                --------       --------       --------       --------       --------       --------
        Total assets                              14,314          7,522         45,881         71,351         10,517        842,114

                     LIABILITIES:
    Securities payable                                                                                                          250
    Trustee fees payable                                                                                                         36
                                                --------       --------       --------       --------       --------       --------

        Total liabilities                                                                                                       286
                                                --------       --------       --------       --------       --------       --------

        Net assets available for
          plan benefits                         $ 14,314       $  7,522       $ 45,881       $ 71,351       $ 10,517       $841,828
                                                ========       ========       ========       ========       ========       ========



   The accompanying notes are an integral part of these finncial statement

                          BELL COMMUNICATIONS RESEARCH
                       SAVINGS PLAN FOR SALARIED EMPLOYEES
           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS,
                              WITH FUND INFORMATION
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                             (Thousands of Dollars)


                                                                   Bellcore     Bellcore      Bellcore      Vanguard      Vanguard
                                           SAIC          SAIC      Telephone   Diversified    Interest   International      Index
                                           Stock      Exchangeable   Equity     Telephone      Income       Growth        Trust-500
                                          Purchase       Stock        Fund      Portfolio       Fund       Portfolio      Portfolio
                                         ----------    ----------  ----------   ----------   ----------    ----------     ---------
Additions (deductions) to net assets
     attributable to:
    Investment Income
        Dividends                                                  $    5,759   $      424   $   16,638    $    2,052     $   5,523
        Interest                                                          179           18
    Net appreciation in fair value
        of investments                   $        4    $        9      56,254        6,075                        239        60,101
                                         ----------    ----------  ----------   ----------   ----------    ----------     ---------
           Total investment earnings              4             9      62,192        6,517       16,638         2,291        65,624
                                         ----------    ----------  ----------   ----------   ----------    ----------     ---------

Contributions
    Participant                                 431                     4,272                     6,707         3,082         9,835
    Company                                   2,574                     1,582                     2,331         1,009         3,185
                                         ----------    ----------  ----------   ----------   ----------    ----------     ---------
                                              3,005                     5,854                     9,038         4,091        13,020
                                         ----------    ----------  ----------   ----------   ----------    ----------     ---------
Transfer of participants' balances, net        (159)       45,297     (60,839)      (2,260)     (24,318)       (3,324)        6,350
                                         ----------    ----------  ----------   ----------   ----------    ----------     ---------
        Total additions (deductions)          2,850        45,306       7,207        4,257        1,358         3,058        84,994

Deductions from net assets
     attributable to:
    Distributions to participants                                      10,931          822       21,154         3,592        14,494
    Administrative expenses                                                72            8          172             2             3
                                         ----------    ----------  ----------   ----------   ----------    ----------     ---------

        Net increase (decrease)               2,850        45,306      (3,796)       3,427      (19,968)         (536)       70,497

        Net assets available
           for plan benefits:
           Beginning of year                                          160,565       15,359     261,364         48,946       196,305
                                         ----------    ----------  ----------   ----------   ----------    ----------     ---------

           End of year                   $    2,850    $   45,306  $  156,769   $   18,786   $  241,396    $   48,410     $ 266,802
                                         ==========    ==========  ==========   ==========   ==========    ==========     =========


                                                                      Vanguard
                                          Vanguard     Vanguard      Total Bond    Vanguard     Vanguard
                                          Explorer     PRIMECAP        Market     Wellington    Windsor II    Loan
                                            Fund         Fund         Portfolio      Fund          Fund       Fund         Total
                                          ----------   ----------    ----------    ----------   ----------  ----------  ----------
Additions (deductions) to net assets
     attributable to:
    Investment Income
        Dividends                         $    1,483   $    1,737   $       574    $    5,201   $    9,352              $   48,743
        Interest                                                                                            $      870       1,067
    Net appreciation in fair value
        of investments                           114        5,108           243         5,811       15,233                 149,191
                                          ----------   ----------    ----------    ----------   ----------  ----------  ----------
           Total investment earnings           1,597        6,845           817        11,012       24,585         870     199,001
                                          ----------   ----------    ----------    ----------   ----------  ----------  ----------

Contributions
    Participant                                1,314        3,791           578         3,221        5,272          92      38,595
    Company                                      358          932           158         1,042        1,689                  14,860
                                          ----------   ----------    ----------    ----------   ----------  ----------  ----------
                                               1,672        4,723           736         4,263        6,961          92      53,455
                                          ----------   ----------    ----------    ----------   ----------  ----------  ----------
Transfer of participants' balances, net        2,783       27,577         3,312         4,869        6,996      (6,284)          0
                                          ----------   ----------    ----------    ----------   ----------  ----------  ----------
        Total additions (deductions)           6,052       39,145         4,865        20,144       38,542      (5,322)    252,456

Deductions from net assets
     attributable to:
    Distributions to participants                503        1,876           533         3,300        5,273      (4,918)     57,560
    Administrative expenses                        1                                        4            1                     263
                                          ----------   ----------    ----------    ----------   ----------  ----------  ----------

        Net increase (decrease)                5,548       37,269         4,332        16,840       33,268        (404)    194,633

        Net assets available
           for plan benefits:
           Beginning of year                   9,704       14,314         7,522        45,881       71,351      10,517     841,828
                                          ----------   ----------    ----------    ----------   ----------  ----------  ----------

           End of year                    $   15,252   $   51,583    $   11,854    $   62,721   $  104,619  $   10,113  $1,036,461
                                          ==========   ==========    ==========    ==========   ==========  ==========  ==========



   The accompanying notes are an integral part of these finncial statement

                          BELL COMMUNICATIONS RESEARCH
                       SAVINGS PLAN FOR SALARIED EMPLOYEES
           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS,
                              WITH FUND INFORMATION
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                             (Thousands of Dollars)


                                             Bellcore    Bellcore      Bellcore      Vanguard     Vanguard
                                            Telephone   Diversified    Interest   International    Index      Vanguard   Vanguard
                                             Equity      Telephone      Income       Growth      Trust-500     Explorer  PRIMECAP
                                              Fund       Portfolio       Fund       Portfolio    Portfolio      Fund       Fund
                                           ---------     ---------     ---------    ---------    ---------    ---------  ---------
Additions (deductions) to net assets
     attributable to:
    Investment Income
        Dividends                          $   7,109     $     538     $  15,896    $   2,117    $   4,163    $     517  $     388
        Interest                                 126            10             1
    Net appreciation/ (depreciation)
        in fair value of investments          (7,924)       (1,275)                     3,852       31,064           86      1,313
                                           ---------     ---------     ---------    ---------    ---------    ---------  ---------
        Total investment earnings (losses)      (689)         (727)       15,897        5,969       35,227          603      1,701
                                           ---------     ---------     ---------    ---------    ---------    ---------  ---------

Contributions
    Participant                                6,068                       7,454        3,110        8,552        1,007      1,942
    Company                                    2,779                       3,708        1,278        3,782          370        661
                                           ---------     ---------     ---------    ---------    ---------    ---------  ---------
                                               8,847                      11,162        4,388       12,334        1,377      2,603
                                           ---------     ---------     ---------    ---------    ---------    ---------  ---------
Transfer of participants' balances, net      (18,774)       (1,877)       10,232        3,670        5,853        8,093     10,405
                                           ---------     ---------     ---------    ---------    ---------    ---------  ---------
        Total additions (deductions)         (10,616)       (2,604)       37,291       14,027       53,414       10,073     14,709

Deductions from net assets
     attributable to:
    Distributions to participants              8,519           950        14,704        1,795        5,764          369        395
    Administrative expenses                        1                           3            3            2
                                           ---------     ---------     ---------    ---------    ---------    ---------  ---------

        Net increase (decrease)              (19,136)       (3,554)       22,584       12,229       47,648        9,704     14,314

        Net assets available for
          plan benefits:
           Beginning of year                 179,701        18,913       238,780       36,717      148,657
                                           ---------     ---------     ---------    ---------    ---------    ---------  ---------

           End of year                     $ 160,565     $  15,359     $ 261,364    $  48,946    $ 196,305    $   9,704  $  14,314
                                           =========     =========     =========    =========    =========    =========  =========


                                              Vanguard     Vanguard
                                             Short Term    Total Bond    Vanguard    Vanguard
                                              Federal       Market      Wellington   Windsor II     Loan
                                             Portfolio     Portfolio      Fund         Fund         Fund          Total
                                             ---------     ---------    ---------    ---------    ---------     ---------
Additions (deductions) to net assets
     attributable to:
    Investment Income
        Dividends                                                       $   3,487    $   4,875                  $  39,090
        Interest                             $     468    $      382                              $     916         1,903
    Net appreciation/ (depreciation)
        in fair value of investments              (409)         (113)       2,504        7,164                     36,262
                                             ---------     ---------    ---------    ---------    ---------     ---------
        Total investment earnings (losses)          59           269        5,991       12,039          916        77,255
                                             ---------     ---------    ---------    ---------    ---------     ---------

Contributions
    Participant                                                  377        2,921        4,097                     35,528
    Company                                                      151        1,265        1,758                     15,752
                                             ---------     ---------    ---------    ---------    ---------     ---------
                                                                 528        4,186        5,855                     51,280
                                             ---------     ---------    ---------    ---------    ---------     ---------
Transfer of participants' balances, net        (36,313)        6,830        4,688       15,039         (715)        7,131
                                             ---------     ---------    ---------    ---------    ---------     ---------
        Total additions (deductions)           (36,254)        7,627       14,865       32,933          201       135,666

Deductions from net assets
     attributable to:
    Distributions to participants                  437           105        2,019        2,454          683        38,194
    Administrative expenses                                                     1            1                         11
                                             ---------     ---------    ---------    ---------    ---------     ---------

        Net increase (decrease)                (36,691)        7,522       12,845       30,478         (482)       97,461

        Net assets available for
          plan benefits:
           Beginning of year                    36,691                     33,036       40,873       10,999       744,367
                                             ---------     ---------    ---------    ---------    ---------     ---------

           End of year                       $       0     $   7,522    $  45,881    $  71,351    $  10,517     $ 841,828
                                             =========     =========    =========    =========    =========     =========



   The accompanying notes are an integral part of these finncial statement

                          BELL COMMUNICATIONS RESEARCH
                       SAVINGS PLAN FOR SALARIED EMPLOYEES
                          NOTES TO FINANCIAL STATEMENTS
                                   ----------

A.       PLAN DESCRIPTION:

         The Bell Communications Research Savings Plan for Salaried Employees (the Plan) was established by Bell Communications Research (the Company) to provide a convenient way for employees to save on a regular and long term basis. On November 14, 1997, the Company was sold to Science Applications International Corporation (SAIC). Prior to the sale, the Company was owned by the Regional Bell Operating Companies (RBOC's). Changes to the Plan as a result of the sale are noted below.

         The following description of the Plan provides only general information. Participants should refer to the Plan Prospectus for a more complete description of the Plan's provisions.

         1. General. The Plan is a defined contribution plan covering all salaried employees of the Company who have one month of service and are age twenty-one or older. It is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

         2. Contributions. Each year, participants may contribute up to 16 percent of pretax annual compensation, as defined in the Plan. Participants may also contribute amounts representing distributions from other qualified defined benefit or contribution plans. After one year of service, the Company contributes 70 percent of the first 6 percent of compensation that a participant contributes to the Plan. In addition, after one year of service, the Company makes a contribution of a 1/2 percent of compensation on behalf of each participant. Upon the sale of the Company, this automatic contribution is deposited into the SAIC Stock Purchase Fund until the quarterly trade date and then into SAIC stock. This fund and related investment option were also established upon the sale of the Company. Prior to the sale of the Company, the automatic Company contribution was deposited according to a participant's asset allocation at that time; for participants who did not make a voluntary contribution, the automatic contribution was deposited in the Interest Income Fund. The contribution is made during the first quarter for employee earnings of the previous calendar year. These automatic Company contributions are immediately vested. Additional amounts may be contributed at the option of the Company's Board of Directors. Effective with the sale of the Company, 50 percent of Company contributions are invested in SAIC stock and 50 percent are invested in accordance with each participant's directed allocation. Contributions are subject to certain IRS limitations.

         3. Participant Accounts. Each participant's account is credited with the participant's contribution and allocations of the Company's contribution and fund earnings, and each participant's account is charged with an allocation of administrative expenses. Allocations are based on participant earnings, as defined. The benefit to which a participant is entitled is the benefit that can be provided from the participant's vested account.

         4. Vesting. Participants are immediately vested in their contributions plus actual earnings thereon. Vesting in the Company's matching and discretionary contribution and actual earnings thereon is based on years of continuous service. A participant is 100 percent vested after five years of credited service.

         5. Investment Options. The Plan is comprised of the following investments:

                  VANGUARD BOND INDEX FUND - Total Bond Market Portfolio: This participant directed fund invests in United States treasury obligations, federal agency mortgage backed obligations and investment grade corporate obligations.

                  VANGUARD EXPLORER FUND: This participant directed fund invests in the common stock of a diversified group of small capitalization companies.

                  VANGUARD INDEX TRUST - 500 PORTFOLIO: This participant directed fund invests in all of the 500 stocks that make up the Standard & Poor's 500 Composite Stock Price Index.

                  VANGUARD INTERNATIONAL GROWTH PORTFOLIO: This participant directed fund invests in the common stocks of companies based outside of the United States.

                          BELL COMMUNICATIONS RESEARCH
                       SAVINGS PLAN FOR SALARIED EMPLOYEES
                    NOTES TO FINANCIAL STATEMENTS, continued
                                   ----------

                  VANGUARD / PRIMECAP FUND: This participant directed fund invests in the common stock of medium capitalization companies.

                  VANGUARD / WELLINGTON FUND: This participant directed fund invests approximately 65 percent of its assets in common stocks and the remaining 35 percent in bonds.

                  VANGUARD / WINDSOR II: This participant directed fund invests in the common stock of large capitalization companies.

                  SAIC EXCHANGEABLE STOCK FUND: As previously stated, this fund was created upon the sale of the Company. This fund invests primarily in SAIC class A common stock and is participant directed to the extent that participant contributions were used to purchase SAIC stock. Also effective with the sale of the Company, the SAIC Non-exchangeable Stock Fund, a non-participant directed fund, was created to exclusively invest 50% of the Company matching contribution in SAIC class A common stock. There will be no activity in this fund until the next quarterly SAIC stock trade date which will occur in 1998.

                  The SAIC STOCK PURCHASE FUND is not a participant directed investment option; it is a temporary holding fund designed to hold respective participant and Company contributions until the following SAIC common stock quarterly trade date. Pending the quarterly trade, the respective contributions are invested in the Vanguard Money Market Reserves Portfolio.

                  BELLCORE INTEREST INCOME FUND: This participant directed fund invests primarily in investment contracts issued by insurance companies and banks.

                  BELLCORE - DIVERSIFIED TELEPHONE PORTFOLIO STOCK FUND: This fund invests primarily in common stock and has been frozen to new participant directed contributions since 1984.

                  BELLCORE - TELEPHONE EQUITY FUND STOCK FUND: This fund invests in the common stock of the RBOC's. Upon the sale of the Company, the fund was frozen to new participant directed contributions.

         6. Participant Loans Receivable. Participants may borrow from their fund accounts a minimum of $1,000 up to a maximum of the lesser of (a) $50,000 less the participant's highest outstanding loan balance during the preceding one year period; or (b) 50 percent of their vested account balance. Upon the sale of the Company, loans also may not exceed the vested value of the participant's Plan account less vested amounts in the SAIC Stock Fund within the Plan. Loan transactions are treated as a transfer to (from) the investment fund from (to) the Loan Fund. Loan terms range from 1 year to 56 months. The loans are secured by the balance in the participant's account and bear interest at a rate commensurate with local prevailing rates as determined monthly by the Plan administrator. Interest rates ranged from 7 to 10 percent during 1997 and 1996. Principal and interest is paid ratably through monthly payroll deductions.

         7. Payment of Benefits. On termination of service due to death, disability or retirement, a participant may elect to receive either a lump-sum amount equal to the value of the participant's vested interest in his or her account, or an amount not to exceed the life expectancy of the participant and spouse, if applicable. For termination of service due to other reasons, a participant may receive the value of the vested interest in his or her account as a lump-sum distribution, or maintain the account in the Plan.

         8. Forfeited Accounts. Forfeited accounts are used to reduce future Company contributions. Company contributions were reduced by $345,000 and $248,000 in 1997 and 1996, respectively.

                          BELL COMMUNICATIONS RESEARCH
                       SAVINGS PLAN FOR SALARIED EMPLOYEES
                    NOTES TO FINANCIAL STATEMENTS, continued
                                   ----------

B.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         Basis of Presentation - The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles.

         Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Investment Valuation and Income Recognition- The Plan's investments are valued at fair value, except for its investment contracts which are valued at contract value (Note C).

         Shares of registered investment companies are valued at quoted market prices which represent the net asset value of shares held by the Plan at year end. Quoted market prices for the value of the common shares of each company in the Telephone Equity Fund and the Diversified Telephone Portfolio are obtained on the basis of the closing price on the New York Stock Exchange on the year end date or, if no sales were made on that date, at the closing price on the New York Stock Exchange on the next preceding day on which sales were made.

         Participant notes receivable are valued at outstanding principle balance which approximates fair value.

         A general public market for the SAIC class A common shares does not exist; therefore, the fair value of the shares is determined pursuant to a stock price formula and valuation process which includes an appraisal prepared by an independent appraisal firm. Periodic determinations of fair value of the common stock are made by the SAIC Board of Directors, with the assistance of the independent appraisal firm. The SAIC Board of Directors reserves the right to alter the formula.

         The gains and losses realized on distributions of investments and the increases or decreases in unrealized appreciation are calculated as the difference between the current fair value and the fair value of the investments at the beginning of the year, or purchase price if purchased during the year. As of December 31, 1997, the fair value of the SAIC Company's Class A Common Stock was $34.78 and the Plan held approximately 1,175,927 shares.

         It is the policy of the Company to keep the SAIC Common Stock Fund invested primarily in common stock, except for estimated reserves for use in distributions and investment exchanges by participants. Such reserves are invested in the Vanguard Money Market Reserves - Prime Portfolio Fund. If reserves in the SAIC Common Stock Fund are less than the amount required at any given time to make required distributions and investment changes, investment exchanges out of the SAIC Common Stock Fund by participants may have to be deferred.

         Purchases and sales of securities are reflected as of the trade date. Investments are valued on a daily basis. Dividend income is recorded on the ex-dividend date. Interest earned on investments is recorded on the accrual basis.

         Payment of Benefits- Benefits are recorded when paid.

C.       INVESTMENT CONTRACTS WITH INSURANCE COMPANIES:

         The Plan maintains investments in fully benefit-responsive investment contracts with a number of insurance companies and banks. (Benefit responsiveness is the extent to which contract terms permit and require withdrawals at contract value for benefit payments, loans, or transfers to other investment options offered to the participants by the Plan). The accounts are credited with earnings on the underlying investments (principally bank certificates of deposit and other fixed income products) and charged for Plan withdrawals and administrative expenses. The contracts are included in the financial statements at contract value, which approximates fair value, as reported to the Plan by the provider. Contract value represents contributions made under the contract, plus earnings, less Plan withdrawals and administrative expenses. See Item 27a of the supplemental schedules for a complete list of all contracts held in the Plan.

                          BELL COMMUNICATIONS RESEARCH
                       SAVINGS PLAN FOR SALARIED EMPLOYEES
                    NOTES TO FINANCIAL STATEMENTS, continued
                                   ----------

         Approximately 22 percent and 29 percent of total net assets at December 31, 1997 and 1996, respectively, were invested in investment contracts. These contracts are subject to credit risk. If any of the companies fails to perform on the contracts held, the asset value of the Interest Income Fund, and therefore the Plan, could be substantially impaired.

         On July 16, 1991, Mutual Benefit Life Insurance Company (MBL) was placed in rehabilitation under the direction of the Insurance Commissioner and Attorney General of the State of New Jersey. A Plan of Rehabilitation was approved by the Superior Court of New Jersey on January 24, 1994. This Plan provides that the full amount of principal as of July 16, 1991 plus accrued interest is guaranteed by a combination of the Life Insurance Company Guarantee Corporation of New York (LICGCNY) and an insurance company consortium. Interest was credited at contract rates through December 31, 1991. Interest for 1992 and subsequent years will be credited at rates which are based upon the assets' investment performance but not less than approximately 1 percent on the total assets. At December 31, 1997, MBL paid 8.05 percent and 5.10 percent on the respective contracts that the Plan currently holds. Amounts which are guaranteed by LICGCNY funds will be completely distributed after December 31, 1999. Distributions from the insurance consortium will be made in five installments beginning after December 31, 1999. Payouts may be deferred after that date by the consortium, but all payments must be made by December 31, 2010. Mutual Benefit related assets represent approximately 3 percent of the total Interest Income Fund assets and less than 1 percent of total Plan assets.

D.       PARTIES-IN-INTEREST:


         Transactions involving cash, securities or assets of the Company, the Trustee or other affiliated persons are considered to be party-in-interest transactions under Section 2520.103-10 of the Department of Labor Rules and Regulations for Reporting and Disclosure. Reportable party-in-interest transactions for the year ended December 31, 1997 are summarized below:

                                                      NUMBER          NUMBER OF
                                                     OF SHARES       TRANSACTIONS          COST
                                                  -------------------------------------------------
          INVESTMENT PURCHASES
          SAIC Class A Common Stock                  1,175,927              1           $40,898,764



         Certain Plan investments are shares of mutual funds managed by The Vanguard Group. Vanguard Fiduciary Trust Company is the trustee as defined by the Plan, and therefore these transactions qualify as party-in-interest.

         There were no known prohibited transactions with known parties in interest as defined in ERISA Section 3(14) and regulations thereunder, including those transactions set forth in ERISA Sections 406 and 407(a) and Internal Revenue Code Section 4975(c). There was no known relationship in which The Vanguard Fiduciary Trust Company had any direct or indirect financial interest which would affect its capacity to perform the necessary calculations.

         Fees paid by the Plan for administrative expenses and investment management services amounted to $263,000 and $11,000 for 1997 and 1996, respectively. All other Plan expenses are paid by the Company.

E.       PLAN TERMINATION POLICY:

         The Company intends to continue the Plan indefinitely, but reserves the right to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. If the Plan were to be terminated, participants would be fully vested in their accounts; Company contributions would not be subject to forfeiture.

                          BELL COMMUNICATIONS RESEARCH
                       SAVINGS PLAN FOR SALARIED EMPLOYEES
                    NOTES TO FINANCIAL STATEMENTS, continued
                                   ----------

F.       RECONCILIATION TO FORM 5500:

         The following is a reconciliation of net assets available for benefits per the financial statements to the Form 5500:

                                                                               December 31,
                                                                         1997                1996
                                                                      -----------         -----------
Net assets available for benefits per the financial statements        $ 1,036,461         $   841,828
Amounts allocated to withdrawing participants                              (1,115)                  0
                                                                      -----------         -----------
Net assets available for benefits per the Form 5500                   $ 1,035,346         $   841,828
                                                                      ===========         ===========

         The following is a reconciliation of benefits paid to participants per the financial statements to the Form 5500:

                                                                               Year ended
                                                                           December 31, 1997
                                                                           -----------------
Benefits paid to participants per the financial statements                      $57,560
Add: Amounts allocated to withdrawing participants at December 31, 1997           1,115
Less: Amounts allocated to withdrawing participants at December 31, 1996              0
                                                                                -------
Benefits paid to participants per the Form 5500                                 $58,675
                                                                                =======

         Amounts allocated to withdrawing participants are recorded on Form 5500 for benefit claims that have been processed and approved for payment prior to December 31 but not yet paid as of that date.

G.       TAX STATUS:

         On April 11, 1986, the Internal Revenue Service had determined that the Plan is qualified under the requirements of Section 401(a) of the Internal Revenue Code and is exempt from Federal income taxes under
         Section 501(a) of the Code. The Plan obtained its latest determination letter on August 1, 1995, in which the Internal Revenue Service stated that the Plan, as amended through December 21, 1994, was in compliance with the applicable requirements of the Internal Revenue Code. The Plan has been amended since receiving such determination letter. However, the Plan administrator and the Plan's counsel believe that the Plan is currently designed and is being operated in compliance with the applicable requirements of the Internal Revenue Code. Accordingly, no provision for income taxes has been included in the Plan's financial statements.

                          BELL COMMUNICATIONS RESEARCH
                       SAVINGS PLAN FOR SALARIED EMPLOYEES
     SCHEDULE I: ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                                 ---------------

                              TELEPHONE EQUITY FUND
                             (Dollars in Thousands)

                                                                  DECEMBER 31, 1997
                                                   ------------------------------------------------
                                                     NUMBER                                 FAIR
 NAME OF ISSUER AND TITLE OF ISSUE                 OF SHARES             COST               VALUE
                                                   ---------           --------            --------
       Common Shares:
Ameritech Corporation                               324,524            $ 11,136            $ 26,124
Bell Atlantic Corporation                           411,358              20,095              37,434
BellSouth Corporation                               372,913              10,101              21,000
SBC Communications, Inc.                            660,785              20,750              48,403
US West Communications, Inc.                        455,082              11,918              20,535

           Total Common Shares                                           74,000             153,496

Temporary cash investments                                                2,345               2,345
                                                                       --------            --------

            Total Telephone Equity Fund                                $ 76,345            $155,841
                                                                       ========            ========


                         DIVERSIFIED TELEPHONE PORTFOLIO
                             (Dollars in Thousands)

                                                                           DECEMBER 31, 1997
                                                            ----------------------------------------------
                                                              NUMBER                                FAIR
 NAME OF ISSUER AND TITLE OF ISSUE                          OF SHARES            COST               VALUE
                                                            ---------           -------            -------
Common Shares:

AT&T Corporation                                              64,762            $   760            $ 3,967
Air Touch Communications, Inc.                                14,400                 84                599
Ameritech Corporation                                         26,561                311              2,138
Bell Atlantic Corporation                                     31,980                613              2,910
BellSouth Corporation                                         46,040                505              2,593
Lucent Technologies Corporation                               20,967                310              1,675
NCR Corporation                                                4,089                 38                114
SBC Communications, Inc.                                      42,070                438              3,082
US West Communications Group, Inc.                            16,936                156                764
US West Media Group                                           17,016                108                490

            Total Common Shares                                                   3,323             18,332

Temporary cash investments                                                          250                250
                                                                                -------            -------

            Total Diversified Telephone Portfolio                               $ 3,573            $18,582
                                                                                =======            =======

                          BELL COMMUNICATIONS RESEARCH
                       SAVINGS PLAN FOR SALARIED EMPLOYEES
 SCHEDULE I: ITEM 27A SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES, Continued
                                   ----------
                              INTEREST INCOME FUND
                             (Dollars in Thousands)


                                                                              DECEMBER 31, 1997
                                                        ------------------------------------------------------------
                                                          PRINCIPAL              CONTRACT
NAME OF ISSUER AND TITLE OF ISSUE                          AMOUNT                  VALUE                 FAIR VALUE
                                                        ------------            ------------            ------------
   Contracts with Insurance Companies:
     AIG
        6.95% due 5/15/01                               $      8,773            $      8,773            $      8,773
     AIG FP
       7.07% due 6/30/01                                $      8,807            $      8,807            $      8,807
     Bankers Trust Company
       6.39% due 12/31/01                               $     15,012            $     15,012            $     15,012
    Canada Life Insurance Company
        5.47% due 12/31/98                              $      6,863            $      6,863            $      6,863
     Deutche Bank
        6.13% no maturity date                          $     11,445            $     11,445            $     11,445
        6.49% due on 3/31/01                            $      8,860            $      8,860            $      8,860
        6.49% due on 3/31/00                            $      8,839            $      8,839            $      8,839
     John Hancock
        6.93% due on 11/15/01                           $      8,263            $      8,263            $      8,263
        6.35% due on 8/15/02                            $      6,036            $      6,036            $      6,036
     Morgan Guaranty
        6.50% due on 9/30/01                            $      5,128            $      5,128            $      5,128
    Mutual Benefit Life Insurance Company
       8.05% due 12/31/99                               $      5,670            $      5,670            $      5,670
       8.05% due 12/31/99                               $        379            $        379            $        379
      5.10% due 12/31/99                                $      1,257            $      1,257            $      1,257
      5.10% due 12/31/99                                $         84            $         84            $         84
    New York Life Insurance Company
       8.04% due 9/30/98                                $     10,589            $     10,589            $     10,589
       7.20% due 7/31/99                                $      8,699            $      8,699            $      8,699
       7.05% due 4/15/00                                $      7,215            $      7,215            $      7,215
     Principal Mutual Life Insurance Company
       7.71% due 10/31/99                               $      8,684            $      8,684            $      8,684
       7.02% due 4/15/00                                $      8,252            $      8,252            $      8,252
     Rabobank Nederland
       6.56% no maturity date                           $      8,834            $      8,834            $      8,834
       5.92% due 12/31/00                               $     17,823            $     17,823            $     17,823
    Sun Life Insurance Company of America
       6.65% due 3/31/99                                $     14,974            $     14,974            $     14,974
       7.19% due 6/30/99                                $     10,003            $     10,003            $     10,003
     Union Bank of Switzerland
       6.87% no maturity date                           $     14,837            $     14,837            $     14,837
       7.19% no maturity date                           $     12,210            $     12,210            $     12,210
       6.40% no maturity date                           $     14,700            $     14,700            $     14,700
                                                        ------------            ------------            ------------

   Total Contracts with Insurance Companies             $    232,236            $    232,236            $    232,236

   Temporary Cash Investments                           $      9,973            $      9,973            $      9,973
                                                        ------------            ------------            ------------

   Total Interest Income Fund                           $    242,209            $    242,209            $    242,209
                                                        ============            ============            ============

                          BELL COMMUNICATIONS RESEARCH
                       SAVINGS PLAN FOR SALARIED EMPLOYEES
     SCHEDULE I: ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES,
                                   Continued

                              VANGUARD MUTUAL FUNDS
                             (Dollars in Thousands)

                                                                                        DECEMBER 31, 1997
                                                              ----------------------------------------------------------------------
                                                                  NUMBER OF                                             FAIR
                NAME OF ISSUER AND TITLE OF ISSUE                   SHARES                     COST                    VALUE
                                                              -------------------        -----------------       -------------------
       * Vanguard Index Trust-500 Portfolio                            2,962,165                 $162,031                  $266,802
       * Vanguard Windsor II Fund                                      3,655,447                  $82,496                  $104,619
       * Vanguard International Growth Fund                            2,953,612                  $44,443                   $48,410
       * Vanguard Wellington Fund                                      2,129,733                  $53,408                   $62,721
       * Vanguard Explorer Fund                                          275,811                  $15,484                   $15,252
       * Vanguard PRIMECAP Fund                                        1,303,597                  $46,448                   $51,583
       * Vanguard Total Bond Market Portfolio                          1,174,858                  $11,693                   $11,854

                                    LOAN FUND
                             (Dollars in Thousands)

         Participant loans
              7% to 10%                                                                           $10,113                   $10,113

                                   SAIC FUNDS
                             (Dollars in Thousands)

       * SAIC Exchangeable
             SAIC Class A Common Stock                                 1,175,927                  $40,899                   $40,899
             Temporary Cash Investments                                                            $4,385                    $4,385
                                                                                         -----------------       -------------------
         Total SAIC Exchangeable Stock Fund                                                       $45,284                   $45,284

       * SAIC Stock Purchase Fund
             Temporary Cash Investments                                                            $1,244                    $1,244
                                                                                         -----------------       -------------------
         Total SAIC Stock Purchase Fund                                                            $1,244                    $1,244



                                      -13-

       * Represents party-in-interest

                          Bell Communications Research
                      Savings Plan for Salaried Employees
     Schedule II: Item 27b - Schedule of Loans or Fixed Income Obligations
                            as of December 31, 1997



                                                                             AMOUNT RECEIVED
                                                                           DURING REPORTING YEAR                        UNPAID
                                            ORIGINAL                -----------------------------------                BALANCE AT
    NAME AND ADDRESS                       LOAN AMOUNT               PRINCIPAL                INTEREST                END OF YEAR
   ------------------                      -----------              ----------               ----------               ----------
   DeGraffinreed, Cheryl                   $ 2,370.00               $       --               $       --               $ 1,432.86
   9001 Sussex Ave
   East Orange, NJ 07018                   $ 1,182.04               $       --               $       --               $   506.05


   Delle Donne, Frances                    $15,000.00               $       --               $       --               $15,000.00
   237 Rankin Ave
   Cranford, NJ 07016

   Brantle, Thomas                         $18,000.00               $ 2,791.21               $ 1,002.29               $11,796.00
   260 Ocean Ave. - Apt. 18B
   Sea Bright, NJ 07760                    $16,257.71               $ 2,361.02               $   901.66               $11,004.58


   Kaeten, Karl                            $ 7,000.00               $ 1,227.08               $   146.68               $ 1,971.09
   1 Larison Lane
   Ringoes, NJ 08551

   Young, William                          $30,000.00               $ 4,438.88               $   739.20               $10,923.25
   31 Tilton Rd
   Middletown, NJ 07748                    $16,800.00               $ 2,042.95               $   921.37               $13,781.68



                                                                                                  AMOUNT OVERDUE*
    NAME AND ADDRESS                  DETAILED DESCRIPTION OF LOSS                         PRINCIPAL           INTEREST
    ----------------                  ----------------------------                         ---------           --------
DeGraffinreed, Cheryl         Loan date-06/12/95;  Loan Maturity-06/11/97;                $ 1,626.54         $   248.46
9001 Sussex Ave.              Interest rate-10%, Collateral - vested balance
East Orange, NJ 07018         Loan date-01/26/96;  Loan Maturity-01/22/97;                $ 1,182.04         $    61.76
                              Interest rate-9.5%, Collateral - vested balance

Delle Donne, Frances          Loan date-10/29/96;  Loan Maturity-06/26/01;                $ 2,694.92         $ 1,275.16
237 Rankin Ave.               Interest rate-9.25%, Collateral - vested balance
Cranford, NJ 07016

Brantle, Thomas               Loan date-05/15/95;  Loan Maturity-01/13/00;                $   976.92          $  286.96
260 Ocean Ave. - Apt. 18B     Interest rate-10%, Collateral - vested balance
Sea Bright, NJ 07760          Loan date-12/11/95;  Loan Maturity-08/10/00;                $   826.00          $  261.56
                              Interest rate-9.75%, Collateral - vested balance

Kaeten, Karl                  Loan date-07/29/94;  Loan Maturity-07/26/98;                $   477.78          $   37.38
1 Larison Lane                Interest rate-8.25%, Collateral - vested balance
Ringoes, NJ 08551

Young, William                Loan date-06/23/94;  Loan Maturity-02/22/99;                $ 2,303.36          $  276.88
31 Tilton Rd.                 Interest rate-8.25%, Collateral - vested balance
Middletown, NJ 07748          Loan date-08/14/96;  Loan Maturity-04/12/01;                $ 1,061.33          $  420.83
                              Interest rate-9.25%, collateral - vested balance


* During 1998, the Company instructed the Plan's recordkeeper to issue Form 1099 to the obligors listed above in the amount of the principal and interest balance outstanding at December 31, 1997.

                          Bell Communications Research
                       Savings Plan for Salaried Employees
         Schedule III: Item 27d - Schedule of Reportable Transactions *
                             Series of Transactions
                      For the Year Ended December 31, 1997


  IDENTITY OF PARTY INVOLVED             DESCRIPTION OF                NUMBER OF          PURCHASE              SELLING
                                              ASSET                  TRANSACTIONS           PRICE                PRICE
--------------------------------------------------------------------------------------------------------------------------------

The Vanguard Group             Index Trust-500 Portfolio                         252      $95,527,730.22
The Vanguard Group             Index Trust-500 Portfolio                         251                             $84,712,266.83
The Vanguard Group             International Growth Portfolio                    243       56,105,649.98
The Vanguard Group             International Growth Portfolio                    249                              56,746,971.56
The Vanguard Group             Vanguard/PRIMECAP Fund                            248       63,724,803.79
The Vanguard Group             Vanguard/PRIMECAP Fund                            224                              31,467,707.17
The Vanguard Group             Vanguard/Windsor II                               247       52,207,895.70
The Vanguard Group             Vanguard/Windsor II                               243                              33,955,420.31
N/A                            SAIC Exch. Stock Fund                               1       45,297,111.55


  IDENTITY OF PARTY INVOLVED    COST OF          CURRENT VALUE ON              NET
                                 ASSET           TRANSACTION DATE         GAIN / (LOSS)
--------------------------------------------------------------------------------------------
The Vanguard Group                                     $95,527,730.22
The Vanguard Group             $69,674,079.47           84,712,266.83        $15,038,187.36
The Vanguard Group                                      56,105,649.98
The Vanguard Group              53,839,913.51           56,746,971.56          2,907,058.05
The Vanguard Group                                      63,724,803.79
The Vanguard Group              30,302,816.91           31,467,707.17          1,164,890.26
The Vanguard Group                                      52,207,895.70
The Vanguard Group              29,606,090.65           33,955,420.31          4,349,329.66
N/A                                                     45,297,111.55


* Transactions or series of transactions in excess of 5 percent of the current value of the Plan's assets as of December 31, 1997 as defined in Section 2520.103-106 of the Department of Labor Rules and Regulations for Reporting and Disclosure under ERISA.